UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive, Suite 400, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 754 3030
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities

From January 1, 2010 through January 15, 2010, a total of four entities elected to convert a total of $2,175.01 of debt owed to them from the Company, pursuant to each entity’s respective Convertible Promissory Note, into 43,500,000 shares of the Company’s common stock.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the “Act”) and/or Rule 506 of Regulation D promulgated pursuant thereto.  The Company believes that each entity is an “accredited investor” under Rule 501 under Regulation D of the Act and had adequate access to information about the Company through its relationship with the Company.

From January 1, 2010 through January 15, 2010, a total of 2 individuals were issued a total of 125,500,000 shares of the Company’s common stock in consideration of services to the Company valued at $12,550.  500,000 of these were reissued shares resulting from a prior adjustment. The shares were issued pursuant to the Company’s 2009 Stock Option and Issuance Plan which was registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

As a result of the above issuances, as of January 15, 2010, the Company had 3,229,830,703 shares issued and outstanding, of which 3,129,830 were outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: February 11, 2010	By:	/s/ Rodbert P. Atwell
Robert P. Atwell
President